EXHIBIT 99.1

   Contact:  Mark Newburg                   or   Yvonne L. Zappulla
             CEO and President                   Managing Director
             VirtGame Corp.                      Wall Street Investor
             702-228-4231                        Relations Corp.
             investorrelations@virtgame.com      212-681-4108
                                                 Yvonne@WallStreetIR.com


                       VirtGame Corp Reports First Quarter
                             2005 Financial Results

LAS VEGAS, Nevada -(PR Newswire)-May 16, 2005-VirtGame Corp. (OTC BB: VGTI -
News), a provider of innovative software solutions to the regulated gaming industry, today reported financial results for its first quarter 2005. Revenues for the first quarter ended March 31, 2005 totaled $73,500, compared to $124,700 for the fourth quarter of 2004, which compares to revenues of $19,000 for the quarter ended March 31, 2004. The revenues recognized during the first quarter of this year consisted primarily of maintenance fees generated by contracts signed in the second half of 2004. The Company reported net loss applicable to common stockholders for the first quarter 2005 of $(1,000,900) or $(0.03) per share, which compares to a net loss of $(945,000) or $(0.03) per share in the fourth quarter of 2004 and a net loss of $(258,600) or $(0.01) per share for the three months ended March 31, 2004.

Operating expenses increased to $1,003,200 for the three months ended March 31, 2005 compared to $270,100 during the three months ended March 31, 2004. The operating expenses increase is largely attributable to the one-time deal costs associated with the Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation ("Progressive Gaming") merger agreement including legal, accounting and advisory fees as well as higher payroll costs associated with management staff that will not be joining Progressive Gaming after the merger. Research and development costs expensed for the quarters ended March 31, 2005 and 2004 were $127,600 and $145,900, respectively.

Interest expense increased to $14,300 for the three months ended March 31, 2005 from $0 for the three months ended March 31, 2004. The increased expense is attributable to the penalty interest paid to the Series B preferred stock issued in December 2003, and interest attributable to the loan from Progressive Gaming
- draw downs were made in December 2004 and during the quarter ended March 31, 2005.

Cash and equivalents on March 31, 2005 were $183,900 compared to $76,100 at December 31, 2004. Working capital as of March 31, 2005 was $(1.4 million), a decrease of $963,500 compared to the working capital of $(472,800) as of December 31, 2004. This decrease was a result of drawing down on the loan from Progressive Gaming during the quarter ended March 31, 2005. As of May 12, VirtGame has borrowed $1.67 million under the $2.5 million credit facility. In the event that the acquisition with Progressive Gaming does not occur, the Company estimates that it would need approximately $5 million of additional capital over the next 12 months in order to fund continued development and expected operating losses. As of March 31, 2005 total liabilities and shareholders' (deficit) equity was $1.7 million compared to total liabilities and shareholders' equity of $1.67 million at December 31, 2004.

PROPOSED ACQUISITION BY PROGRESSIVE GAMING

On February 19, 2005, VirtGame Corp entered into an Agreement and Plan of Merger and Reorganization with Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation. Pursuant to the Agreement, Progressive Gaming would issue up to 2,000,000 shares of its common stock in exchange for all of VirtGame Corp's approximately 61.6 million shares of common stock outstanding on a fully diluted basis, which assumes the exercise of all outstanding options and warrants and conversion of all outstanding shares of preferred stock. The 2,000,000 share figure is subject to potential adjustments for working capital deficiencies, projected new contract revenue and the amount of draw downs on a $2.5 million credit facility provided to VirtGame by Progressive Gaming.

Mikohn Gaming Corporation, d/b/a, Progressive Gaming International Corporation, has filed with the Securities and Exchange Commission a Form S-4 Registration Statement that includes a preliminary prospectus of Mikohn, a preliminary proxy statement of VirtGame, and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the prospectus/proxy statement regarding the proposed merger if and when it becomes available, because it will contain important information.

The transaction, which was unanimously approved by VirtGame's Board of Directors, is expected to close in early third quarter of 2005,subject to regulatory and VirtGame shareholder approval. Following completion of the Securities and Exchange Commission's review of the prospectus/proxy statement, VirtGame will advise shareholders of the date of a special meeting of shareholders to vote on the approval and adoption of its merger with Progressive. Once shareholder approval is obtained, the Nevada Gaming control board will act upon the matter. VirtGame common stockholders will be allowed to vote by proxy or by attending the special meeting and voting in person. Shares of VirtGame common stock held in "street name" will not be voted by a stockholder's broker unless the stockholder instructs its broker on how to vote in accordance with the information and procedures provided to the stockholder by its broker. Broker non-votes will not be counted in favor of the merger and will have the same effect as a vote against approval of the merger.

Investors and security holders may obtain a free copy of the prospectus/proxy statement, if and when available, and other documents filed by Progressive Gaming and VirtGame at the Securities and Exchange Commission's web site at www.sec.gov. The prospectus/proxy statement and other such documents may also be obtained, when available, from VirtGame by directing such request to VirtGame Corp., 5900 Pasteur Ct., Suite 110, Carlsbad, CA, 92008, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained, when available, from Progressive Gaming by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention: Investor Relations. A description of any interests that VirtGame's or Mikohn's directors and executive officers have in the proposed merger will be available in the prospectus/proxy statement. Information regarding VirtGame's officers and directors is included in VirtGame's Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2005. Information regarding Mikohn's officers and directors is included in Mikohn's Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from VirtGame and Mikohn.

Mark Newburg, president and CEO, commented, "During the first quarter of 2005 we negotiated our sale to Progressive Gaming, which we believe to be our best fit within the gaming industry. Over the past several months, we have had the pleasure of working closely with Progressive Gaming in the area of integration planning and we are confident that we have chosen the optimum course to maximize the potential of our three business units in today's competitive and costly environment. Progressive Gaming is one of the few companies in the industry that is repositioning itself towards a strategy that values VirtGame's business as a core initiative.

About VirtGame Corp.

VirtGame is a Nevada Gaming Commission licensed provider of innovative sports book software systems and server-based networked gaming software for regulated gaming applications. VirtGame's technology platform, VirtGame SP(TM), is comprehensive, scalable and customizable, enabling gaming on any hardware platform including PCs, hand-held devices and mobile phones. Gaming content is stored on a central server and sent to terminals anywhere on the casino floor, or beyond to extended licensed locations. The Company's products, when used in combination and individually, create greater efficiencies, reduce costs, increase revenues and extend the branch reach of casinos. For more information, please visit www.virtgame.com.

About Progressive Gaming International

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems. The company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net or www.mikohn.com.

About Forward-Looking Statements

The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) expected revenue and earnings growth; (2) estimates regarding the size and our penetration of target markets; (3) adequacy of available working capital; (4) expectations for the acquisition of VirtGame by Progressive Gaming and the number of shares of Progressive Gaming common stock expected to be issued in connection with the proposed transaction. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) our receipt of adequate working capital as required, (2) our auditors' qualification of their report on our financial statements as to doubts about our going concern, (3) the early stage of development of the market for software for the regulated gaming industry, (4) lack of market acceptance to date for the Company's products and services, (5) our receipt of nominal revenues to date, (6) our continuing losses from operations to date, (7) federal and state regulation of our business; (8) the risk that merger transaction with Progressive Gaming may not be completed in the third quarter of 2005, or at all; (9) risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the merger transaction with Progressive Gaming, including approval by stockholders of VirtGame; (10) risks related to any uncertainty surrounding the merger transaction, and the costs related to the transaction. We caution readers not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements to reflect new circumstances or unanticipated events as they occur. Refer to the company's Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission for more information, as well as, other filings including the company's Form 10-QSB quarterly reports. We encourage readers to review the registration statement on Form S-4 filed by Progressive with the Securities and Exchange Commission on April 25, 2005, including the prospectus/proxy statement, when available. The registration statement on Form S-4 has a more complete summary of the merger terms and includes as an appendix thereto the definitive merger agreement.


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

VIRTGAME CORP.
AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS

               For the three months ended March 31, 2005 and 2004

                                                ------------       ------------
                                                Three Months       Three Months
                                                Ended March        Ended March
                                                 31, 2005            31, 2004
                                                (Unaudited)         (Unaudited)
                                                ------------       ------------
Revenues:                                       $     73,501       $     18,950

Cost of Sales                                         56,994              6,680
                                                ------------       ------------
  Gross Profit                                        16,507             12,270
                                                ------------       ------------
Operating expenses:
  Salaried and payroll expenses                      183,818             99,386
  Research and development                           127,564            145,898
  Variable  award  stock-based
compensation                                         (92,250)           (86,100)

  Other operating expenses                           784,084            110,945
                                                ------------       ------------
  Total expenses from operations                     270,129          1,003,216
                                                ------------       ------------
  Loss from operations before                       (986,709)          (257,859)
   financial expense and
      income taxes
                                                ------------       ------------

Financial income (expense):
   Interest income                                        36              4,090
   Other income                                          111                 --
   Interest expense                                  (14,342)                --
                                                ------------       ------------
  Total financial expense                            (14,195)             4,090
                                                ------------       ------------
     Loss  from  operations                       (1,000,904)          (253,769)
before income taxes

Income tax expense                                        --             (4,817)
                                                ------------       ------------

     Net loss                                   $ (1,000,904)      $   (258,586)
                                                ============       ============

Basic and Diluted net loss per
share                                           $      (0.03)      $      (0.01)
                                                ============       ============

Shares used to compute basic loss
per share                                         35,040,723         31,361,835
                                                ============       ============

VIRTGAME CORP
AND SUBSIDIARY CONSOLIDATED BALANCE
SHEETS

March 31, 2005 and December 31, 2004


                                                  March 31, 2005   December 31,
                                                    (Unaudited)        2004
                                                   ------------    ------------
                                     ASSETS
Current assets:
 Cash and cash equivalents                         $    183,887    $     76,064
 Accounts receivable, net of allowance                   98,496         162,400
 Prepaid expenses and other current assets               26,880          33,176
                                                   ------------    ------------
 Total current assets                                   309,263         271,640

Noncurrent assets:
   Deposits                                               5,924           7,274
   Property and equipment, net                          196,357         190,953
   Capitalized software, net                          1,189,499       1,200,430
                                                   ------------    ------------
   Total noncurrent assets                            1,391,780       1,398,657
                                                   ------------    ------------

Total assets                                       $  1,701,043    $  1,670,297
                                                   ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable                                  $    318,954    $    177,254
 Accrued expenses                                       284,792         317,198
 Notes Payable                                        1,171,831         250,000
                                                   ------------    ------------
Total liabilities                                     1,775,577         744,452
                                                   ------------    ------------

Stockholders' (deficit) equity:
 Preferred stock, $.001 par value, 10,000,000
  shares authorized,
    Series A, 1,942.5 and 1992.5 shares issued and
     outstanding in 2005 and 2004 respectively,               1               1
    Series B, 1,705 shares issued and outstanding
     in 2005 and 2004                                        --              --

 Common stock, $.001 par value, 100,000,000 shares
  authorized, 35,864,654 and 34,088,145 shares issued
  and outstanding in 2005 and 2004, respectively,
  1,537,500 and 700,739 issuable at March 31, 2005
  and December 31, 2004, respectively                       348             348
   Additional paid-in capital                        27,112,263      27,126,513
   Deferred compensation                                (44,190)        (44,190)
   Receivable from exercise of options                  (99,900)       (140,250)
   Accumulated deficit                              (27,043,056)    (26,016,577)
                                                   ------------    ------------
Total stockholders' (deficit) equity                    (74,534)        925,845
                                                   ------------    ------------
Total liabilities and stockholders' (deficit)
equity                                             $  1,701,043    $  1,670,297
                                                   ============    ============


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